Exhibit 10.2

                                       HAND NOTE


MAKER:                                 DUE:

South Louisiana Ethanol LLC            Not later than October 22, 2008 or
NOTE NUMBER: HN 0001                   earlier upon the first to occur of:

ADDRESS:                               1. Refinance or restart of the SLE
South Louisiana Ethanol LLC            Project, or
278 E. Ravenna                         2. Initiation of any action or proceeding
Belle Chasse, LA   70037               to foreclose any 3rd party interest upon
                                       any of the SLE projectassets or property pledged as collateral security for repayment of this Note or any related obligation

BEARER:
                                       PRINCIPAL SUM:
ENGlobal Engineering, Inc.
                                       $12,329,343.53
ADDRESS:
654 N. Sam Houston Pkwy E.,
Suite 400 Houston, Texas 77060

DATE: October 22, 2007

                                       MATURITY DATE: October 22, 2008

     For value received, South Louisiana Ethanol LLC, on or after October 22, 2007 jointly, severally, and in solido, promises to pay to the order of ENGlobal Engineering, Inc., or Bearer at Houston, Texas, twelve-million, three hundred twenty-nine thousand, three hundred and forty-three and 53/100 dollars ($12,329,343.53), (initially the "Principal Sum", thereafter, as interest accrues, or prepayments of principal are made, the "Principal Balance") with interest thereon at the rate of ten percent per annum (10%), from October 22, 2007 until paid.

     Payment of Interest. Interest shall accrue at the rate of ten percent (10%) per annum on the unpaid Principal Balance of this Hand Note (the "Note") from time to time outstanding. Interest shall be calculated on the basis of a 360 day year against the actual number of days elapsed between payments, and shall be payable in quarterly installments of interest only ("Quarterly Interest Payment") on the 22d day of every third month commencing January 22, 2008 (each a "Quarterly Interest Payment Date"). Payments of Interest only on the outstanding Principal Balance shall be due and payable on each Quarterly Interest Payment Date; provided that, in the event the Maker elects, at its option, to forgo any Quarterly Interest Payment, then such Quarterly Interest Payment shall be deemed to be deferred, and the amount of such Deferred Quarterly Interest Payment, shall itself accrue interest at the rate of fifteen percent ( 15%) per annum to the Maturity Date, when it must be paid in currency or its equivalent, along with the Principal Balance and other accrued interest, if not sooner paid. Any such Quarterly Interest Payment not made and so accrued to the Maturity Date as provided herein shall be known as a "Deferred Quarterly Interest Payment."

     Maturity. The Maker shall pay the Principal Sum of $12,329,343.53 (or such greater or lesser principal amount then outstanding), together with all accrued and unpaid interest on the principal amount being repaid, to ENGlobal Engineering, Inc., or Bearer, on or before October 22, 2008 (the "Maturity Date").

     Conversion. Upon the Maturity Date, and provided there has been no prior default by Maker, and all Deferred Quarterly Interest Payments and accrued interest are then paid, and provided there has been no Refinance or restart of the SLE Project or initiation of any proceeding to foreclose any third party interest upon any of the Collateral Property Assets pledged as security for this Note, and further provided that Maker shall pledge such additional substitute collateral security and executed such additional security pledge instruments acceptable to Bearer, in its sole discretion, then and in that event, the Principal Balance then outstanding , shall, upon written notice from Maker, delivered in writing to Bearer 15 days prior to Maturity Date, be Convertible as follows: The Principal Balance then outstanding shall be evidenced as the Principal Balance of a New Promissory Note in substantially the same form as this Note, payable in equal monthly installments calculated at 12% annum on a 20 year amortization, with a balloon payment of the entire unpaid amount of principal and all accrued interest being due on 22d day of the 24th month from the Maturity Date hereof, and no later than October 22, 2010.


COLLATERAL DESCRIPTION:

     TRACT A-1C

     A CERTAIN PORTION OF GROUND located in Alliance and St. Rosalie Plantation, Section 5, T16S, R25E; Southeast District of Louisiana, West of the Mississippi River, Plaquemines Parish, Louisiana in an area bounded by La. State Highway No 23, the Mississippi River, above by Citrus Lands of Louisiana, and below by La. Power & Light Co., designated as Tract A-1C and described as follows:

          Commence from the intersection of the upper line of La. Power & Light Co. Property and the original easterly right of way line of La. State Highway 23 said point having coordinates X=2,430,858.48, Y=366,504.59 and go North 21(degree)56'19" West a distance of 416.07; thence go North 69(degree)07'01" East a distance of 2111.83 feet to the POINT OF BEGINNING. Thence continue North 69(degree)07'01" East a distance of 210.64 feet; thence go of North 20(degree)52"59" West a distance of 1301.27 feet; thence go of North 69(degree)07'01" East a distance of 1221.80 feet; thence go of South 24(degree)30'41" East a distance of 95.98 feet; thence go of South 20(degree)53'09" East a distance of 505.11 feet; thence go of South 13(degree)29'42" East a distance of 159.40 feet; thence go of South 29(degree)50'59" East a distance of 220.75 feet; thence go of South 20(degree)49'56" East a distance of 332.00 feet; thence go of North 69(degree)07'01" East a distance of 170.23 feet; thence go of South 20(degree)43'33" East a distance of 358.55 feet; thence go of South 69(degree)08'57" West a distance of 1397.84 feet; thence go of North 20(degree)47'37" West a distance of 222.20 feet; thence go of North 63(degree)58'24" West a distance of 55.28 feet; thence go of South 69(degree)12'23" West a distance of 186.13 feet; thence go of North 20(degree)52'59" West a distance of 102.66 feet to the POINT OF BEGINNING.

          All as shown on a plan of resubdivision of Dufrene Surveying & Engineering Inc. dated July 3, 2006 and containing 48.9831 acres.

          And: All other personal property assets of SLE LLC including all moveable and immovable property, equipment, fixtures, contract rights, accounts, etc.


     DEFAULT - Upon the death, suspension, failure, or insolvency, however evidenced, of any party hereto, or if proceedings for voluntary of involuntary bankruptcy or for any readjustment of indebtedness, reorganization, composition, or extension under any bankruptcy or insolvency law be brought by or against any party hereto, or if any party hereto files proceedings for a respite or makes a general assignment for the benefit of creditors, or if a receiver of all or any part of the property of any party hereto to be applied for or appointed, or if proceedings for the benefit of creditors, or if a receiver of all or any part of the property of any party hereto to be applied for or appointed, or if proceedings for the dissolution or the appointment of a liquidator of any party herein are commenced, or if any party hereto be in default with respect to any promise herein contained or with respect to any of the aforesaid other debts, liabilities, or obligations of the parties hereto or any of them to ENGlobal Engineering, Inc., or Bearer then, and in any of said events this note and each and every one of the aforesaid other debts, liabilities, and obligations to the ENGlobal Engineering, Inc., or Bearer of the parties hereto, and each of them, shall, without any notice, demand or putting in default whatsoever, unless ENGlobal Engineering, Inc., or Bearer shall otherwise elect, be forthwith due and payable.

     The parties hereto bind themselves to pay the fees of any attorney at law who may be employed to recover the amount hereof, or any part hereof, in principal or interest, or to protect the interests of the holder hereof or to compromise or to take any other action with regard hereto, which fees are hereby fixed at twenty-five (25%) percent of the amount then owing hereon and sought to be collected protected or preserved.

     All parties hereto severally waive presentment for payment, demand, protest, and notice of protest and non-payment and also pleas of division and discussion, and agree that the payment hereof may be extended from time to time, one or more times, without notice, hereby binding themselves in solido unconditionally and as original makers and promisors for the payment hereof in principal, interest, costs, and attorney fees.

     ENGlobal Engineering, Inc., or Bearer may at any time release any of the parties hereto, in whole or in part, from their obligations hereunder without in any manner affecting or impairing the rights of ENGlobal Engineering, Inc., or Bearer against all other parties hereto not so released. All parties hereto severally consent and agree that any or all of the aforesaid securities and/or property may be exchanged or surrendered or otherwise dealt with from time to time without notice to or assent from any party hereto and without in any manner releasing or altering their obligations hereunder.

     No delay on the part of ENGlobal Engineering, Inc., or Bearer in exercising any power or right hereunder shall operate as a waiver of any such power or right nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right hereunder.

     As used herein, the term "parties hereto" shall be deemed to include not only the maker or makers hereof but also any endorser or endorsers, surety or sureties, and guarantor or guarantors.

     All parties hereto further severally agree that this note evidences and sets forth their entire agreement with the holder hereof and that no modification hereof shall be binding unless in writing and signed by the parties hereto.

     PREPAYMENT - This Note may be prepaid in full at any time prior to scheduled maturity, without penalty. Maker further acknowledges receipt of a copy of this Note and disclosure statement.


                                          /s/
                                          --------------------------------------
                                          South Louisiana Ethanol LLC, MAKER